As filed with the Securities and Exchange Commission on January 19, 2007
                                                     Registration No. 333-137377
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             OSAGE BANCSHARES, INC.
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               (Exact name of registrant as specified in charter)

           Maryland                       6035                    32-0181888
----------------------------     ---------------------------   ----------------
(State or other jurisdiction     Primary Standard Industrial   (I.R.S. Employer
of incorporation or organization)  Classification Code No.)  Identification No.)

                              239 East Main Street
                            Pawhuska, Oklahoma 74056
                                 (918) 287-2919
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    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Mark S. White
                      President and Chief Executive Officer
                              239 East Main Street
                            Pawhuska, Oklahoma 74056
                                 (918) 287-2919
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

                             James C. Stewart, Esq.
                            Malizia Spidi & Fisch, PC
                     901 New York Ave., N.W., Suite 210 East
                             Washington, D.C. 20001
                                 (202) 434-4660
                               Fax: (202) 434-4661

                                 Not applicable
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        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ________

================================================================================

                          DEREGISTRATION OF SECURITIES


         In accordance with the undertaking set forth in its Registration Statement on Form S-1 (File No. 333-137377), declared effective by the Commission on November 8, 2006 (the "Registration Statement"), the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 1,161,000 shares of its common stock, $.01 par value (the "Common Stock"), that were not issued in the offering covered thereby.

         As initially filed on September 15, 2006, a total of 4,761,000 shares of the Common Stock were registered for issuance in connection with the conversion of Osage Federal MHC (the "MHC") from the mutual to the stock form (the "Conversion") including up to 1,436,394 shares to be issued in exchange for outstanding publicly held shares in the MHC's stock holding company subsidiary, Osage Federal Financial, Inc., a federal corporation (the "Mid-Tier"). The Conversion was completed on January 17, 2007 and the Registrant issued a total of 3,600,000 shares of the Common Stock including 2,513,880 shares sold to the public (including 201,828 shares purchased by the Registrant's employee stock ownership plan) and 1,086,120 shares issued to the former public stockholders in the Mid-Tier. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 1,161,000 shares of the Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pawhuska, State of Oklahoma on January 19, 2007.


                                   OSAGE BANCSHARES, INC.

                                   By:     /s/Mark S. White
                                           -------------------------------------
                                           Mark S. White
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 19, 2007.

/s/Milton V. Labadie*                                  /s/Mark S. White
----------------------------------                     --------------------------------------
Milton V. Labadie                                      Mark S. White
Chairman of the Board and Director                     President, Chief Executive Officer and
                                                       Director
                                                       (Principal Executive Officer)


/s/Sue Allen Smith*                                    /s/Mark A. Formby*
----------------------------------                     --------------------------------------
Sue Allen Smith                                        Mark A. Formby
Vice President and Chief Financial Officer             Director
(Principal Financial and Accounting Officer)


/s/Martha M. Hayes*                                    /s/Harvey Payne*
----------------------------------                     --------------------------------------
Martha M. Hayes                                        Harvey Payne
Director                                               Director


/s/Gary Strahan*                                       /s/Richard Trolinger*
----------------------------------                     --------------------------------------
Gary Strahan                                           Richard Trolinger
Director                                               Director



* By: /s/Mark S. White
----------------------------------
      Mark S. White
      Attorney-in-Fact


                                      II-2